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                                                                       EXHIBIT 5



                                February 25, 1997

Precision Systems, Inc.
11800 30th Court North
St. Petersburg, Florida  33716

         RE:   VALIDITY OF COMMON STOCK

Ladies and Gentlemen:

         We are rendering this opinion in connection with the registration, pursuant to a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act"), of 2,688,230 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Precision Systems, Inc., a Delaware corporation (the "Company").

         We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                          Very truly yours,

                                          /s/ Baker & McKenzie
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                                          Baker & McKenzie